UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Tech Court Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective as of February 17, 2023, Charlotte’s Web Holdings, Inc. (the “Company”) and its subsidiary, Charlotte's Web, Inc., a Delaware corporation (“CWB”), entered into an Extension and Fifth Amending Agreement to Name and Likeness and License Agreement (the “Extension Agreement”) with Leeland & Sig LLC d/b/a Stanley Brothers Brand Company, a Colorado limited liability company (“Licensor”). Pursuant to the Extension Agreement, the term of the Name and Likeness and License Agreement dated August 1, 2018 between the Company, CWB and Licensor, as amended by the Amending Agreement to Name and Likeness Agreement effective April 16, 2021 (as amended, the “Name and Likeness Agreement”), was extended to June 30, 2023.

In addition to the Name and Likeness Agreement, as amended by the Extension Agreement, affiliates of the Licensor are parties to certain agreements with the Company. Jesse Stanley, one of the Company’s founders, and Master and A Hound Irrevocable Trust, are borrowers under that certain secured promissory note, dated November 30, 2020, for $1,000,000 that, as amended as of March 22, 2022, matures as of November 13, 2023. Stanley Brothers USA Holdings, Inc. (“Stanley Brothers USA”), a Delaware corporation whose majority shareholders are certain founders of the Company or entities controlled by such founders or their affiliates, is party to the option purchase agreement (the “SBH Purchase Option”), dated March 2, 2021, with the Company, which provides the Company with the option to acquire all or substantially all of Stanley Brothers USA on the earlier of February 26, 2024, and federal legalization of Cannabis in the United States, or such earlier time as Stanley Brothers USA and Charlotte’s Web may agree, at a purchase price to be determined at the time of exercise of the SBH Purchase Option. The SBH Purchase Option has a five-year term (extendable for an additional two years upon payment of additional consideration).

Mr. Jared Stanley, Chief Operating Officer of the Company, is a Co-Founder of Stanley Brothers USA and, following execution of the SBH Purchase Option, assumed a seat on the board of directors of Stanley Brothers USA.  Mr. Joel Stanley, a Co-Founder of Stanley Brothers USA, is the former Chairman of the Company’s board of director. Mr. Jared Stanley and Mr. Joel Stanley each resigned as a member of the Company’s board of directors effective March 2, 2021.

The foregoing description of the Extension Amendment is qualified in its entirety by reference to the agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description

10.1	Extension and Fifth Amending Agreement to Name and Likeness and License Agreement, effective as of February 17, 2023, by and between Leeland & Sig LLC d/b/a Stanley Brothers Brand Company, a Colorado limited liability company, Charlotte's Web, Inc., and Charlotte's Web Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: February 22, 2023	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary